                          ARTICLES OF INCORPORATION

                                      OF

                          CSC GENERAL PARTNER, INC.


     We, the undersigned natural persons of the age of eighteen years or more, at least two of whom are citizens of the State of Texas, acting as incorporators of a corporation under the Texas Business Corporation Act, hereby adopt the following Articles of Incorporation for such corporation:

                                      I.

     The name of the corporation is CSC GENERAL PARTNER, INC.


                                       II.

     The period of its duration is perpetual.


                                        III.

     The purpose of the corporation is to buy, sell, and deal in personal property, real property and services subject to Part Four of the Texas Miscellaneous Corporation Laws Act.

                                        IV.

     The aggregate number of shares which the corporation shall have authority to issue is Five Hundred Thousand shares (500,000) of the par value of One Dollar ($1) each, The shares shall be designated as Common Stock and shall have identical rights and privileges in every respect.

                                      V.

     The corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,000), consisting of money, labor done, or property actually received.

                                     VI.

     No shareholder or other person shall have any preemptive right whatsoever.

                                   VII.

     The shareholders of the corporation hereby delegate to the Board of Directors power to adopt, alter, amend, or repeal the bylaws of the corporation; the power shall be vested exclusively in the Board of Directors and shall not be exercised by the shareholders.

                                    VIII.

     A. If Paragraph B is satisfied, no contract or other transaction between the Corporation and any of its Directors, Officers, or shareholders (or any corporation or firm which any of them are directly or indirectly interested) shall be invalid solely because of this relationship or because of the presence of such Director, Officer, or shareholder at the meeting authorizing such contract or transaction or his participation in such meeting or authorization.

     B.   Paragraph A shall apply only if;

          1. the material facts of the relationship or interest of each such Director, Officer or shareholder are known or disclosed; or

          2. the contract or transaction is fair to the corporation as of the time it is authorized or ratified by the Board of Directors, a committee of the Board or the shareholders.

     C. This provision shall not be construed to invalidate a contract or transaction which would be valid in the absence of this provision.


                                     IX.

     The post office address of its initial registered office is 605 Amarillo Building, Amarillo, Texas, 79101, and the name of its initial registered agent at such address is Don R. Riggs.

                                      X.

     The number of Directors constituting the initial Board of Directors is six (6), and the names and addresses of the persons who are to serve as directors until the first annual meeting of the shareholders, or until their successors are elected and qualified are:

       Name                                 Address
       ----                                 -------

Guyon H. Saunders          605 Amarillo Bldg.,     Amarillo, TX 79101
Don R. Riggs               605 Amarillo Bldg.,     Amarillo, TX 79101
Ed A. Fancher              605 Amarillo Bldg.,     Amarillo, TX 79101
Max R. Sherman             300 Fisk Bldg.,         Amarillo, TX 79101
Joe C. Richardson, Jr.     1709 South Avondale,    Amarillo, TX 79106
Jess Latham, Jr.           2025 South Hughes,      Amarillo, TX 79101


                                    XI.

     The names and addresses of the incorporators are:

       Name                             Address
       ----                             -------
James M. House             300 Fisk Bldg.,   Amarillo. TX 79101
Edward R. Scott            300 Fisk Bldg.,   Amarillo, TX 79101
James W. Sharrock          300 Fisk Bldg.,   Amarillo, TX 79101


     IN WITNESS WHEREOF, we have executed these Articles of Incorporation on this 9th day of February, 1976.

                                       /s/ James M. House
                                       ---------------------------------------
                                           James M. House


                                       /s/ Edward R. Scott, Jr.
                                       ---------------------------------------
                                           Edward R. Scott, Jr.


                                       /s/ James W. Sharrock, Jr.
                                       ---------------------------------------
                                           James W. Sharrock, Jr.

THE STATE OF TEXAS )(

COUNTY OF POTTER )(


     I, the undersigned a notary public, do hereby certify that on this 9th day of February, 1976, personally appeared before me JAMES M. HOUSE, EDWARD R. SCOTT, and JAMES W. SHARROCK, who each being by me first duly sworn, severally declared that they are the persons who signed the foregoing document as incorporators, and that the statements therein contained are true.


                                         Vona Lynn Deaver
                                       ---------------------------------------
                                         Notary Public in and for
                                           Potter County, Texas

                        ARTICLES OF AMENDMENT BY THE DIRECTORS

                           TO THE ARTICLES OF INCORPORATION

                                          OF

                              CSC GENERAL PARTNER, INC.


     Pursuant to the provisions of Article 4.04(A) of the Texas Business Corporation Act, the undersigned Corporation adopts the following Articles of Amendment to its Articles of Incorporation which changes the par value of its common stock from One Dollar ($1.00) per share to Ten Cents ($.10) per share.


                                 ARTICLE ONE:
     The name of the Corporation is CSC GENERAL PARTNER, INC.


                                  ARTICLE TWO:

     The following amendment to the Articles of Incorporation was adopted by the Directors of the Corporation on April 5, 1976:

     Article IV of the Articles of Incorporation is hereby amended to read as follows:

          " The aggregate number of shares which the Corporation shall have authority to issue is Five Hundred Thousand (500,000) shares of the par value of Ten Cents ($.10) each. The shares shall be designated as Common Stock and shall have identical rights and privileges in every respect.


                               ARTICLE THREE:

          None of the shares of the Corporation have been issued.

                                    ARTICLE FOUR:

          The foregoing amendment was adopted by the unanimous written consent of the directors named in the Articles of Incorporation.

          DATED: _______________, 1976.


                                       CSC GENERAL PARTNER, INC.

                                       By: /s/ Guyon H. Saunders
                                           ----------------------------------
                                               Guyon H. Saunders, President


                                       By: /s/ Ed A. Fancher
                                           ----------------------------------
                                               Ed A. Fancher, Secretary

STATE  OF  TEXAS   Section
                   Section
COUNTY OF POTTER   Section

          I, Betty Burgy, a Notary Public, do hereby certify that on this 9th day of April, 1976, personally appeared before me Guyon H. Saunders, who declared he is President of the Corporation executing the foregoing document, and being first duly sworn, acknowledged that he signed the foregoing document in the capacity therein set forth and declared that the statements therein contained are true.

          IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year before written.

[Notarial Seal]                            Betty Burgy
                                       ---------------------------------------
                                           Notary Public in and for
                                             Potter County, Texas

                                ARTICLES OF AMENDMENT

                                        TO THE

                              ARTICLES OF INCORPORATION

                                          OF

                              CSC GENERAL PARTNER, INC.

     Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

                                   ARTICLE ONE

     The name of the corporation is CSC GENERAL PARTNER, INC.

                                     ARTICLE TWO

     The following amendment to the Articles of Incorporation was adopted by the shareholders of the corporation on March 21, 1992, which increases the number of shares authorized.

     The amendment alters or changes Article IV of the original or amended Articles of Incorporation to read as follows:

                                      ARTICLE IV

          The aggregate number of shares which the corporation shall have the authority to issue is 5,000,000 shares of $.10 par value voting common stock. The shares shall have identical rights and privileges in every respect.

                                    ARTICLE THREE

     The number of shares of the corporation outstanding at the time of such adoption was 500,000; and the number of shares entitled to vote thereon was 500,000.

                                     ARTICLE FOUR

     The number of shares voted for such amendment was 500,000; and the number of shares voted against such amendment was zero.

     Dated:    April 28, 1992

                                       CSC GENERAL PARTNER, INC.



                                       By: /s/ Guyon Saunders
                                           -----------------------------------
                                               Guyon Saunders, President

            STATEMENT OF CHANGE OF REGISTERED OFFICE AND REGISTERED AGENT

                             Of CSC GENERAL PARTNER, INC.


     1.   The name of the limited partnership is CSC General Partner, Inc.

     2. The street address of its registered office is 605 Amarillo Building, Amarillo, Texas 79101.

     3. The street address to which its registered office is to be changed is 1212 Ross Street, Amarillo, Texas 79102.

     4.   The name of its registered agent is Don R. Riggs.

     5.   The name of its successor registered agent is Guyon Saunders.

     6. The street address of its registered office and the street address of the business office of its registered agent, as changed, will be the same.

     7.   The change was authorized by the board of Directors.

     Executed: July 30, 1992

                                       CSC GENERAL PARTNER, INC.

                                       By: /s/ Guyon Saunders
                                           -----------------------------------
                                           Guyon Saunders, President